Exhibit 23.11

CONSENT OF QUALIFIED THIRD PARTY FIRM

Mining Plus Pty Ltd, in connection with Allkem Livent plc’s registration statement on Form S4 and the proxy statement/prospectus included therein and any amendments or supplements and/or exhibits thereto (collectively, the “Registration Statement”), consents to:

1.
The filing and use of the technical report summary titled “SEC Technical Report Summary, Mt Cattlin ” (the “Technical Report Summary”), with an effective date of 30 June 2023, as an exhibit to and referenced in the Registration Statement;

2.
The use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summary; and

3.
Any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by us, that we supervised the preparation of and/or that was or were reviewed and approved or certified to by us, that is or are included or incorporated by reference in the Registration Statement.

Mining Plus Pty Ltd is responsible for authoring, and this consent pertains to the following sections of the Technical Report Summary:

Section I: Executive Summary
Section 2: Introduction
Section 10: Mineral Processing and Metallurgical Test Work
Section 12: Mineral Reserve Estimate
Section 13: Mining Methods
Section 14: Processing and Recovery Methods
Section 16: Market Studies
Section 18: Capital and Operating Costs
Section 19: Economic Analysis
Section 22: Interpretation and Conclusions

Section 23: Recommendations
Section 24: References
Section 25: Reliance on Information Provided by the Registrant

Mining Plus Pty Ltd. Certifies that it has read the descriptions and references to the Technical Report Summary in the Registration Statement and the documents incorporated by reference therein and that such descriptions and references fairly and accurately represent the information in the Technical Report Summary for which it is responsible.

Dated  26 September, 2023.

/s/ Peter Lock
Peter Lock
Executive Director Mining Plus Pty Ltd.